UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 14, 2011

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On June 14, 2011, Momenta Pharmaceuticals, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Wilmer Cutler Pickering Hale and Dorr located at 60 State Street, Boston, MA. A total of 50,836,569 shares of the Company’s common stock were entitled to vote as of April 18, 2011, the record date for the Annual Meeting, of which 45,912,510 were present in person or by proxy at the Annual Meeting.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

1.             The stockholders elected each of the three Class I nominees to the Company’s Board of Directors to hold office until the 2013 Annual Meeting of Stockholders by a plurality of the votes duly cast.

	For	Withheld	Broker Non Votes
Bruce Downey	31,654,819	4,112,103	10,145,588
Marsha H. Fanucci	31,756,274	4,010,648	10,145,588
Peter Barton Hutt	31,768,991	3,997,931	10,145,588

2.             The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011 by a majority of the votes duly cast.

For:	45,797,700
Against:	79,435
Abstain:	35,735

3.  A non-binding “say on pay” advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	35,255,902
Against:	488,857
Abstain:	22,163
Broker Non-Votes:	10,145,588

4.  The shareholders recommended, in a non-binding “say on frequency” advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

Every 1 Year:	34,576,638
Every 2 Years:	57,173
Every 3 Years:	1,112,161
Abstain:	20,950
Broker Non-Votes:	10,145,588

After taking into consideration the foregoing voting results and the  prior recommendation of the Board of Directors of the company in favor of annual non-binding “say on pay” advisory shareholder votes on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: June 20, 2011	By:	/s/ Richard P. Shea

Richard P. Shea Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)